SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BNS CO

                    GAMCO INVESTORS, INC.
                                 6/19/01            5,000             6.5892
                                 6/11/01            5,000             6.8500
                                 6/11/01            5,000             6.8940
                                 6/05/01            7,000             7.1393
                                 6/04/01              200             7.3500
                                 5/30/01            2,900             6.8914
                                 5/25/01              100            22.0000
                    GABELLI ASSOCIATES LTD
                                 6/08/01            2,360             8.9400
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 5/30/01            2,800             6.8929


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.